Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2026 RESULTS AND UPDATES FISCAL 2026 OUTLOOK

Company increases revenue and adjusted EBITDA1,2 guidance

LEBANON, Tenn. – June 9, 2026 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2026 ended May 1, 2026.

Cracker Barrel President and Chief Executive Officer Julie Masino said, “Our initiatives to improve operations, deepen guest connection, and enhance profitability continue to gain traction, with strong execution from our teams driving third quarter results that exceeded expectations. We remain focused on serving delicious food and delivering experiences guests love and believe we are well-positioned to sustain this new momentum.”

Third Quarter Fiscal 2026 Highlights

•	Total revenue was $797.4 million. Compared to the prior year quarter, total revenue decreased 2.9%.

o	Compared to the prior year quarter, comparable store restaurant sales decreased 2.6%, and comparable store retail sales decreased 1.8%.

•	GAAP earnings per diluted share were $1.90, and adjusted[1] earnings per diluted share were $0.29.

•	GAAP net income was $42.8 million compared to the prior year quarter GAAP net income of $12.6 million. The current year GAAP net income results include a $47.4 million benefit related to a settlement agreement regarding interchange fee litigation.

•	Adjusted EBITDA[1] was $40.3 million compared to the prior year quarter adjusted EBITDA[1] of $48.1 million.

	Third Quarter Ended
(In thousands, except per share amounts)	5/1/26	5/2/25
Revenue	$797,367	$821,147
GAAP net income	$42,811	$12,574
Adjusted net income[1]	$6,533	$13,123
Adjusted EBITDA[1]	$40,305	$48,117
GAAP earnings per share – diluted	$1.90	$0.56
Adjusted[1] earnings per share – diluted	$0.29	$0.58

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Balance Sheet & Capital Allocation

•	During the third quarter, the Company received $47.4 million, net of legal fees, pursuant to a settlement agreement resolving interchange fee litigation. This amount is recorded in the litigation settlement income line on the Consolidated Income Statement.

•	The Company ended the third quarter with total debt of $486.6 million, comprised of $149.9 million of short-term debt related to its 0.625% Convertible Senior Notes due June 2026 and $336.8 million of long-term debt related to its 1.75% Convertible Senior Notes due 2030, with no outstanding borrowings on its credit facility.

•	The Company intends to pay the $149.9 million of short-term debt related to its 0.625% Convertible Senior Notes by its maturity in June 2026 by drawing on its existing revolving credit facility. At the end of the third quarter, the Company had approximately $541.3 million in available capacity under its credit facility.

•	The Company announced that its Board of Directors declared a quarterly dividend of $0.25 per share of the Company’s common stock. The quarterly dividend is payable on August 12, 2026 to shareholders of record as of July 17, 2026.

Fiscal 2026 Outlook

The Company provided the following updated outlook for fiscal 2026:

•	Total revenue of $3.27 billion to $3.30 billion (vs. previous outlook of $3.24 billion to $3.27 billion)

•	Adjusted EBITDA[1] of $120 million to $125 million[2] (vs. previous outlook of $85 million to $100 million2)

•	Commodity inflation in the low 2% range (vs. previous outlook of 2.0% to 2.5%)

•	Hourly wage inflation in the low 2% range (vs. previous outlook of 2.5% to 3.0%)

•	Capital expenditures of $105 million to $115 million (no change vs. previous outlook)

•	2 new Cracker Barrel stores, both of which have opened (no change vs. previous outlook)

1 EBITDA, adjusted net income, adjusted EBITDA, and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company has determined to provide guidance focused on adjusted EBITDA1 because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation, taxes, impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA1 set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

3 Consolidated senior leverage is defined as total debt (other than subordinated debt and unsecured debt) divided by adjusted EBITDA1 (as defined under our revolving credit facility).

Fiscal 2026 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 5:00 p.m. (ET). The online replay will be available tomorrow and through June 23, 2026.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. – rooted in a rich legacy of warmth, generosity, and tradition – is on a mission to bring the goodness of country hospitality to life. Since 1969, when the first store opened in Lebanon, Tenn., Cracker Barrel has been serving up abundant portions of craveable homestyle food and offering one-of-a-kind retail finds. With approximately 660 company-owned Cracker Barrel Old Country Store® locations in 43 states, and ownership of the fast-casual Maple Street Biscuit Company, the brand continues to honor its heritage while welcoming everyone with more than a meal. For more information, visit CrackerBarrel.com.

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CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on our business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance or liquidity; the impact of adverse or extreme weather events on sales and customer travel; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its sustainability initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	5/1/26	5/2/25	Percentage Change	5/1/26	5/2/25	Percentage Change
Total revenue	$797,367	$821,147	(3)%	$2,469,372	$2,615,675	(6)%
Cost of goods sold (exclusive of depreciation & rent)	240,973	247,280	(3)	782,038	816,013	(4)
Labor and other related expenses	302,083	304,781	(1)	919,110	938,342	(2)
Other store operating expenses	198,198	207,486	(4)	644,546	639,059	1
General and administrative expenses	49,393	46,025	7	145,401	167,341	(13)
Impairment and store closing costs	0	718	(100)	3,891	3,869	1
Operating income (loss)	6,720	14,857	(55)	(25,614)	51,051	(150)
Litigation settlement income	(47,422)	0		(47,422)	0
Interest expense	3,668	4,984	(26)	11,425	15,784	(28)
Income before income taxes	50,474	9,873	411	10,383	35,267	(71)
Provision for income taxes (income tax benefit)	7,663	(2,701)	384	(9,088)	(4,358)	(109)
Net income	$42,811	$12,574	240	$19,471	$39,625	(51)

Earnings per share – Basic:	$1.92	$0.56	243	$0.87	$1.78	(51)
Earnings per share – Diluted:	$1.90	$0.56	239	$0.86	$1.77	(51)

Weighted average shares:
Basic	22,351,318	22,264,782	0	22,328,450	22,246,936	0
Diluted	22,500,168	22,459,281	0	22,513,419	22,435,317	0

Ratio Analysis
Total revenue:
Restaurant	82.6%	82.7%		81.1%	80.8%
Retail	17.4	17.3		18.9	19.2
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	30.2	30.1		31.7	31.2
Labor and other related expenses	37.9	37.1		37.2	35.9
Other store operating expenses	24.9	25.3		26.1	24.4
General and administrative expenses	6.2	5.6		5.9	6.4
Impairment and store closing costs	0.0	0.1		0.1	0.1
Operating income (loss)	0.8	1.8		(1.0)	2.0
Litigation settlement income	(5.9)	0.0		(1.9)	0.0
Interest expense	0.4	0.6		0.5	0.7
Income before income taxes	6.3	1.2		0.4	1.3
Provision for income taxes (income tax benefit)	0.9	(0.3)		(0.4)	(0.2)
Net income	5.4%	1.5%		0.8%	1.5%

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	5/1/26	5/2/25
Assets
Cash and cash equivalents	$26,050	$9,814
Accounts receivable	34,689	37,439
Inventories	179,935	168,695
Prepaid expenses and other current assets	49,878	60,877
Property and equipment, net	955,860	971,021
Operating lease right-of-use assets, net	764,571	822,269
Intangible assets	24,325	24,369
Other assets	52,569	44,565
Total assets	$2,087,877	$2,139,049

Liabilities and Shareholders’ Equity
Accounts payable	$131,002	$121,117
Current portion of long-term debt	149,850	0
Other current liabilities	299,203	301,916
Long-term debt	336,783	489,410
Long-term operating lease liabilities	608,049	653,060
Other long-term obligations	97,520	104,235
Shareholders’ equity, net	465,470	469,311
Total liabilities and shareholders’ equity	$2,087,877	$2,139,049

Common shares issued and outstanding	22,351,460	22,266,951

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	5/1/26	5/2/25
Cash flows from operating activities:
Net income	$19,471	$39,625
Depreciation and amortization	91,760	90,379
Amortization of debt issuance costs	1,998	1,329
Loss on disposition of property and equipment	5,066	6,249
Impairment	418	3,581
Share-based compensation	3,186	8,056
Noncash lease expense	45,735	45,560
Amortization of asset recognized from gain on sale and leaseback transaction	9,551	9,551
Decrease in inventories	650	12,263
Decrease in accounts payable	(38,846)	(41,171)
Net changes in other assets and liabilities	(46,483)	(58,745)
Net cash provided by operating activities	92,506	116,677
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(87,896)	(113,214)
Proceeds from sale of property and equipment	1,301	1,829
Net cash used in investing activities	(86,595)	(111,385)
Cash flows from financing activities:
Net proceeds from long-term debt	0	11,425
Taxes withheld from issuance of share-based compensation awards	(1,943)	(1,428)
Dividends on common stock	(17,561)	(17,510)
Net cash used in financing activities	(19,504)	(7,513)

Net decrease in cash and cash equivalents	(13,593)	(2,221)
Cash and cash equivalents, beginning of period	39,643	12,035
Cash and cash equivalents, end of period	$26,050	$9,814

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	Third Quarter Ended
	5/1/26	5/2/25
Company-owned units opened during quarter:
Cracker Barrel	1	1
Maple Street Biscuit Company	0	1

Company-owned units closed during quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company	2	0

Company-owned units in operation at end of quarter:
Cracker Barrel	657	658
Maple Street Biscuit Company	52	70

Total stores at end of period	709	728

	Third Quarter Ended		Nine Months Ended
	5/1/26	5/2/25	5/1/26	5/2/25
Total revenue*: (In thousands)
Restaurant	$644,300	$661,945	$1,959,504	$2,061,681
Retail	138,903	141,695	465,836	502,052
Total revenue	$783,203	$803,640	$2,425,340	$2,563,733

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$168,202	$173,431	$523,521	$546,757
Retail	69,129	69,346	246,824	256,015
Total cost of goods sold	$237,331	$242,777	$770,345	$802,772

Average unit volume*: (In thousands)
Restaurant	$980.7	$1,006.0	$2,984.2	$3,134.8
Retail	211.4	215.3	709.5	763.4
Total	$1,192.1	$1,221.3	$3,693.7	$3,898.2

Operating weeks*:	8,541	8,554	25,608	25,649

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company.

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to adjusted net income (loss) and adjusted earnings (loss) per share. The Company defines adjusted net income (loss) as net income (loss), calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (ii) expenses related to the proxy contest in connection with the Company’s 2024 and 2025 annual meeting of shareholders, (iii) expenses associated with the Company’s strategic transformation initiative, (iv) a corporate restructuring charge that includes consulting fees related to business model improvement and severance related to a reduction in headcount, (v) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026, (vi) store closing costs associated with MSBC reorganization, (vii) a benefit of approximately $47 million related to a litigation settlement that occurred in the third quarter of fiscal 2026, and (vii) the related tax impacts of the foregoing. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income (loss) margin by dividing adjusted net income (loss) by consolidated GAAP revenue. The Company calculates adjusted net income (loss) per share by dividing adjusted net income (loss) by weighted average shares outstanding for the applicable period. This information is not intended to be considered in isolation or as a substitute for net income (loss) or earnings (loss) per share information prepared in accordance with GAAP.

	Third Quarter Ended				Nine Months Ended
	5/1/26	Margin	5/2/25	Margin	5/1/26	Margin	5/2/25	Margin
Revenue	$797,367	100%	$821,147	100%	$2,469,372	100%	$2,615,675	100%

GAAP net income	42,811	5.4	12,574	1.5	19,471	0.8	39,625	1.5
Strategic transformation initiative expenses	0	0.0	0	0.0	0	0.0	7,263	0.3
Impairment and store closing costs	0	0.0	718	0.1	418	0.0	3,581	0.1
Store closing costs associated with MSBC reorganization	0	0.0	0	0.0	3,095	0.1	0	0.0
Proxy contest expenses	0	0.0	0	0.0	4,072	0.2	8,220	0.3
Corporate restructuring charge	0	0.0	0	0.0	8,743	0.4	0	0.0
Litigation settlement income	(47,422)	(5.9)	0	0.0	(47,422)	(1.9)	0	0.0
Tax impacts of the foregoing	11,144	1.4	(169)	(0.0)	7,307	0.3	(4,480)	(0.2)
Adjusted net income (loss)	$6,533	0.8%	$13,123	1.6%	$(4,316)	(0.2)%	$54,209	2.1%

GAAP Earnings per share - basic	$1.92		$0.56		$0.87		$1.78
GAAP Earnings per share - diluted	$1.90		$0.56		$0.86		$1.77

Adjusted Earnings (loss) per share - basic	$0.29		$0.59		$(0.19)		$2.44
Adjusted Earnings (loss) per share - diluted	$0.29		$0.58		$(0.19)		$2.42

Weighted average shares - basic	22,351,318		22,264,782		22,328,450		22,246,936
Weighted average shares - diluted	22,500,168		22,459,281		22,513,419		22,435,317

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (iii) the proxy contest in connection with the Company’s 2024 and 2025 annual meeting of shareholders, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge that includes consulting fees related to business model improvement and severance related to a reduction in headcount, (vi) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026, (vii) store closing costs associated with MSBC reorganization, and (vii) a benefit of approximately $47 million related to a litigation settlement that occurred in the third quarter of fiscal 2026. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income (loss), is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	Third Quarter Ended 5/1/26	Margin	Nine Months Ended 5/1/26	Margin
Revenue	$797,367	100%	$2,469,372	100%

GAAP Net income	42,811	5.4	19,471	0.8
(+) Depreciation & amortization	31,038	3.9	91,760	3.7
(+) Interest expense	3,668	0.5	11,425	0.5
(+) Tax expense (tax benefit)	7,663	1.0	(9,088)	(0.4)
EBITDA	$85,180	10.7%	$113,568	4.6%
Adjustments
(+) Share-based compensation	2,547	0.3	3,186	0.1
(+) Impairment	0	0.0	418	0.0
(+) Store closing costs associated with MSBC reorganization	0	0.0	3,095	0.1
(+) Proxy contest expenses	0	0.0	4,072	0.2
(+) Corporate restructuring charge	0	0.0	8,743	0.4
(-) Litigation settlement income	(47,422)	(5.9)	(47,422)	(1.9)
Adjusted EBITDA	$40,305	5.1%	$85,660	3.5%

	Third Quarter Ended 5/2/25	Margin	Nine Months Ended 5/2/25	Margin
Revenue	$821,147	100%	$2,615,675	100%

GAAP Net income	12,574	1.5	39,625	1.5
(+) Depreciation & amortization	30,991	3.8	90,379	3.5
(+) Interest expense	4,984	0.6	15,784	0.6
(+) Tax expense (tax benefit)	(2,701)	(0.3)	(4,358)	(0.2)
EBITDA	$45,848	5.6%	$141,430	5.4%
Adjustments
(+) Share-based compensation	1,551	0.2	8,056	0.3
(+) Impairment	718	0.1	3,581	0.1
(+) Proxy contest expenses	0	0.0	8,220	0.3
(+) Strategic transformation initiative expenses	0	0.0	7,263	0.3
Adjusted EBITDA	$48,117	5.9%	$168,550	6.4%

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